EXHIBIT 32

Certification of Chief Executive Officer and
Chief Financial Officer Pursuant to
18 U.S.C. Section 1350, As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10‑K of Alexander & Baldwin, Inc. (the "Company") for the fiscal year ended December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Christopher J. Benjamin, as President and Chief Executive Officer of the Company, and Paul K. Ito, as Senior Vice President, Chief Financial Officer and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:

(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Christopher J. Benjamin
Name:	Christopher J. Benjamin
Title:	President and Chief Executive Officer
Date:	March 1, 2017

/s/ Paul K. Ito
Name:	Paul K. Ito
Title:	Senior Vice President, Chief Financial Officer and Treasurer
Date:	March 1, 2017